UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2007
CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	333-131749 (Commission File Number)	20-2327916 (I.R.S. Employer Identification No.)

2 OMCO Square, Suite 201, Winchester, IN (Address of principal executive offices)	47394 (Zip Code)
(765) 584-2209
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement to Extend and Modify Gas Distribution System
On March 19, 2007, Cardinal Ethanol, LLC (“we”) entered into an Agreement to Extend and Modify Gas Distribution System with Ohio Valley Gas Corporation (“Ohio Valley”) under which Ohio Valley agreed to modify and extend our existing natural gas distribution system. Pursuant to the terms of the Agreement, we made an initial payment to Ohio Valley in the amount of $159,750. We agreed to further pay Ohio Valley $159,750 on or before April 2, 2007 and $319,500 on or before July 1, 2007. Ohio Valley agreed to use its best efforts to complete the modification and extension by or before May 1, 2008. Under the Agreement, all monies paid by us to Ohio Valley will be considered refundable if necessary in accordance with the provisions of the Agreement.
Long-Term Transportation Service Contract for Redelivery of Natural Gas
On March 20, 2007, we entered into a Long-Term Transportation Service Contract for Redelivery of Natural Gas with Ohio Valley. Under the contract, Ohio Valley agrees to receive, transport and redeliver natural gas to us for all of our natural gas requirements up to a maximum of 100,000 therms per purchase gas day and our estimated annual natural gas requirements of 34,000,000 therms. For all gas received for and redelivered to us by Ohio Valley, we agreed to pay a throughput rate in the amount of $0.0138 per therm for the first five years of the contract term, and $0.0138 increased by the compounded inflation rate as established and determined by the U.S. Consumer Price Index — All Urban Consumers for Transportation for the following five years. In addition, we agreed to pay a service charge for all gas received for and redelivered to us by Ohio Valley in the amount of $750 per delivery meter per billing cycle per month for the first five years of the contract term and $750 increased by the compounded inflation rate over the initial rate as established and determined by the U.S. Consumer Price Index — All Urban Consumers for Transportation for the following five years. The initial term of the contract is ten years commencing on the earlier date on which we begin commercial operations or the actual date on which service under the contract commences. Provided neither party terminates the contract, the contract will automatically renew for a series of not more than three consecutive one year periods.
Item 7.01 Regulation FD Disclosure
We have executed all the required documentation to begin unit trading effective April 1, 2007 through Alerus Securities Corporation. We have announced our decision to begin unit trading effective April 1, 2007 on our website and have provided links to our Trading Service Summary and Operations Manual, Trading Service Agreement with Alerus, Private Transfer Request Form, Transfer Checklist, Contract for Sale Form, Listing Agreement, Member Signature Page, and our Second Amended and Restated Operating Agreement. Pursuant to the rules and regulations of the Securities and Exchange Commission, such information and the information set forth herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC
Date: March 22, 2007	/s/ Tom Chalfant
Thomas Chalfant, Vice President